Exhibit 3.1

CERTIFICATE OF OWNERSHIP AND MERGER
OF
POST CARD MERGERCO INC.
INTO
PRICELINE.COM INCORPORATED

Pursuant to Section 253 of the
General Corporation Law of the State of Delaware
PRICELINE.COM INCORPORATED, a corporation organized and existing under and by virtue of the laws of the State of Delaware and incorporated on July 30, 1998 (the “Parent Corporation”), DOES HEREBY CERTIFY THAT:
1.    The Parent Corporation owns all of the issued and outstanding capital stock of Post Card MergerCo Inc., a corporation organized and existing under and by virtue of the laws of the State of Delaware and incorporated on March 12, 2014 (the “Subsidiary Corporation”).
2.    The Subsidiary Corporation is hereby merged with and into the Parent Corporation, with the Parent Corporation being the surviving corporation, pursuant to Section 253 of the General Corporation Law of the State of Delaware (the “Merger”), pursuant to the following resolutions of the Board of Directors of the Parent Corporation, duly adopted by Board of Directors of the Parent Corporation by unanimous written consent on March 27, 2014, which resolutions approve the merger of the Parent Corporation with the Subsidiary Corporation:

“WHEREAS, the Corporation owns all of the issued and outstanding capital stock of Post Card MergerCo Inc., a corporation organized and existing under and by virtue of the laws of the State of Delaware; and
WHEREAS, the Board of Directors has determined that it is in the best interests of the Corporation to change the name of the Corporation to “The Priceline Group Inc.” by merging its wholly-owned subsidiary, Post Card MergerCo Inc., with and into the Corporation pursuant to Section 253(b) of the General Corporation Law of the State of Delaware (the “Merger”);
WHEREAS, for United States federal income tax purposes, it is intended that the Merger is a disregarded event for U.S. federal income tax purposes and that the Corporation’s name change is considered a reorganization described in section 368(a)(1)(F) of the United States Internal Revenue Code of 1986, as amended;
NOW, THEREFORE, BE IT RESOLVED, that the Merger be, and hereby is, in all respects, approved;
FURTHER RESOLVED, that pursuant to and at the effective time of the Merger, the name of the Corporation shall be changed to “The Priceline Group Inc.” by deleting Article FIRST of the Amended and Restated Certificate of Incorporation of the Corporation and inserting in lieu thereof a new Article FIRST to read as follows: “FIRST: The name of the Corporation is The Priceline Group Inc. (hereinafter, the “Corporation”);
FURTHER RESOLVED, that any of the officers of the Corporation be, and each of them hereby is, authorized, in the name, and on behalf, of the Corporation, to execute and file or cause to be executed and filed such certificates, documents, instruments and agreements, and to perform any and all other acts that he or they may, in such officer’s sole and absolute discretion, deem necessary or desirable to consummate the Merger; and
FURTHER RESOLVED, that any of the officers of the Corporation be, and each of them hereby is, authorized, in the name, and on behalf, of the Corporation, to execute and deliver or cause to be executed and delivered any and all other agreements, amendments, certificates, reports, applications, notices, letters or other documents and to do or cause to be done any and all such other acts and things as, in the opinion of any such officer, may be necessary, appropriate or desirable in order to enable the Corporation to fully and promptly carry out the purposes and intent of the foregoing resolutions, and any such action taken or any agreement, amendment, certificate, report, application, notice, letter or other document executed and delivered by them or any of them in connection with any such action will be conclusive evidence of such authority to take, execute and deliver the same.”
3.    The Parent Corporation shall be the surviving corporation of the Merger. The name of the Parent Corporation shall be amended in the Merger to be “The Priceline Group Inc.” pursuant to Section 253(b) of the General Corporation Law of the State of Delaware.
4.    The proposed Merger herein certified has been adopted, approved, certified, executed, and acknowledged by the Parent Corporation pursuant to Section 253 of the General Corporation Law of the State of Delaware.
5.    The filing of this Certificate of Ownership and Merger, and thus the merger of the Subsidiary Corporation into the Parent Corporation, shall be effective at 12:00 a.m., Eastern Time, April 1, 2014.

Remainder of Page Intentionally Left Blank
IN WITNESS WHEREOF, the Parent Corporation has caused this Certificate of Ownership and Merger to be signed as of March 31, 2014, by a duly authorized officer, declaring that the facts stated herein are true.

PRICELINE.COM INCORPORATED

By:        /s/ Peter J. Millones
Name:     Peter J. Millones
Title:     Executive Vice President